PBHG FUNDS


This schedule is included to illustrate how yield* and total return are calculated.


                        Yield       = 2  (  (a-b)  +1  /  6  /  -1)
                                               cd



                                        PBHG LARGE-CAP
                                          VALUE FUND

            a = Total Income              $       54,334.25
            b = Expenses                  $       29,360.77
            c = Shares                        2,284,251.525
            d = NAV                       $           10.30
            Yield                                      1.28%





* Funds with positive yields are reflected.

PBHG FUNDS
March 31, 1997


for year ended March 31, 1997:

                Total Return:     P  (1+T)  /  n  /  =  ERV



          PBHG EMERGING        PBHG               PBHG              PBHG LARGE CAP    PBHG SELECT    PBHG TECH &       PBHG CORE
           GROWTH FUND      GROWTH FUND    INTERNATIONAL FUND         GROWTH FUND     EQUITY FUND     COMM FUND       GROWTH FUND
           -----------      -----------    ------------------         -----------     -----------     ---------       -----------
  P  =         1,000             1,000                  1,000              1,000         1,000           1,000          1,000
  n  =             1                 1                      1                  1             1               1              1
 ERV =        862.88            832.41               1,067.30             982.33        930.56        1,195.85         874.79
  T  =        -13.71%           -16.76%                  6.73%             -1.77%        -6.94%          19.59%        -12.52%


                Total Return:     P  (1+T)  /  n  /  =  ERV                               Total Return:   P  (1+T)  /  n  /  =  ERV
                For five years ended March 31, 1997:                                      For ten years ended March 31, 1997:



                                PBHG                                                            PBHG
                            GROWTH FUND                                                       GROWTH FUND
                            -----------                                                       -----------
                   P  =           1,000                                          P  =             1,000
                   n  =               5                                          n  =                10
                  ERV =        2,652.06                                         ERV =          4,052.86
                   T  =           21.54%                                         T  =             15.02%


                Total Return:     P  (1+T)  /  n  /  =  ERV
                Since Inception:

          PBHG EMERGING         PBHG                PBHG               PBHG LARGE CAP    PBHG SELECT    PBHG TECH &     PBHG CORE
           GROWTH FUND      GROWTH FUND       INTERNATIONAL FUND         GROWTH FUND     EQUITY FUND     COMM FUND     GROWTH FUND
           -----------      -----------       ------------------         -----------     -----------     ---------     -----------
  P  =          1,000            1,000                     1,000              1,000           1,000          1,000         1,000
  n  =        3.79178         11.27945                   2.79452             1.9863          1.9863        2.49315       1.24110
 ERV =       2,267.20         6,837.46                  1,130.56           1,472.74        1,646.13       1,492.68      1,034.00
  T  =          24.08%           18.58%                     4.49%             21.49%          28.48%         30.52%        2.70%


          PBHG LIMITED    PBHG LARGE CAP    PBHG STRATEGIC SMALL      PBHG LARGE CAP
             FUND*           20 FUND*          COMPANY FUND*            VALUE FUND*
          ------------    --------------     -------------------      --------------

  P  =          1,000            1,000                    1,000               1,000
  n  =        0.75068          0.33151                  0.24658             0.24658
 ERV =         908.46           926.02                   886.00            1,011.00
  T  =          -9.15%           -7.40%                  -11.40%               1.10%

 * - Total return since inception is not annualized

PBHG FUNDS
March 31, 1997




for seven days ended March 31, 1997:


       Effective Yield  =   ( (  Base period Return  +  1  ) 365 / 7 )  -  1


                    PBHG CASH
                     RESERVE


       Effective Yield  =           4.99%

       Base Period
       Return  =             0.000934261